Exhibit 4


                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, Royal Caribbean Debenture-Backed Series 2001-30
*CUSIP:  21988G627 & 21988GBC9

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending September 15, 2002.

INTEREST ACCOUNT

Balance as of March 15, 2002 ....................................          $0.00
         Scheduled Income received on securities ................    $944,856.25
         Unscheduled Income received on securities ..............          $0.00

LESS:
         Distribution to Class A1 Holders .......................   -$944,856.02
         Distribution to Class A2 Holders .......................         -$0.00
         Distribution to Depositor ..............................         -$0.00
         Distribution to Trustee ................................         -$0.23
Balance as of September 15, 2002 ................................          $0.00

PRINCIPAL ACCOUNT

Balance as of March 15, 2002 ....................................          $0.00
         Scheduled Principal payment received on securities .....          $0.00
LESS:
         Distribution to Holders ................................          $0.00
         Balance as of September 15, 2002 .......................          $0.00


               UNDERLYING SECURITIES HELD AS OF September 15, 2002


         Principal
         Amount            Title of Security
         ------            -----------------
         $26,065,000       Royal Caribbean Cruises, Ltd. 7.25% Senior Debentures
                           due March 15, 2018
                           *CUSIP: 780153AJ1

U.S. Bank Trust National Association, as Trustee

* Trustee is not responsible for selection or use of CUSIP numbers, they are included solely for holder convenience.


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